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                                                                  EXHIBIT 10.7

                                                           [COSTAR GROUP LOGO]



March 3, 2000





Mr. Craig Farrington
C/o Comps, Inc.
9888 Carroll Centre Road
Suite 100
San Diego, CA 92126-4580


Dear Craig:

I am pleased to offer you a position with Comps, Inc. ("Comps"), a subsidiary of CoStar Group, Inc. The following outlines the major terms and conditions of your employment:





       EFFECTIVE DATE:    February 18, 2000

       TITLE:             Chief Operating Officer-Comps Division

       LOCATION:          San Diego, California

       COMPENSATION:      Annual base salary of $130,000 plus the opportunity
                          to earn an annual bonus of up to 100% of the annual base salary (pro rated for partial calendar years during the employment term). The amount of the annual bonus will be determined by your Supervisor and the Chief Executive Officer of CoStar based on performance criteria to be established by your Supervisor and the Chief Executive Officer of CoStar.

                          Base Compensation will be payable in bimonthly or other installments as is consistent with the Comps' payroll procedures for its employees.

                          Management will recommend you for 20,000 stock options (the "Options") in CoStar Group, Inc., vesting one [quarter] on the first anniversary of the Effective Date, one [quarter] on the second anniversary of the Effective Date, one [quarter] on the third anniversary of the Effective Date and one [quarter] on the forth anniversary of the Effective Date. The exercise price for the Options shall be the fair market value of the CoStar common stock on the Effective Date. (COSTAR GROUP, INC. IS PUBLICLY TRADED ON NASDAQ UNDER THE "CSGP" STOCK SYMBOL).


       BENEFITS:          You will be entitled to participate in, and receive
                          benefits from any insurance, medical, disability, vacation or pension plan of Comps for which you satisfy the criteria for eligibility, and to other perquisites which may be in effect at any time during the term hereof that are generally available to employees of Comps.



Please sign both copies of this letter indicating your acceptance and return one copy to me. This offer is conditioned on you executing a CoStar standard "Terms and Conditions of Employment" form. Please note that this Offer Letter and the Terms and Conditions contains all of the terms, promises, representations and understandings between you and Comps' with respect to your employment and supercede any employment agreements or arrangements (other than indemnification agreements, if applicable) in effect between you and Comps (or it's successor).







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I am very excited about your decision to join this growing firm and I look forward to a mutually beneficial relationship. Welcome to the team!


Best regards,

/s/ ANDY FLORANCE
-----------------------------------
Andy Florance
President & Chief Executive Officer


AGREED TO AND ACCEPTED BY:

/s/CRAIG FARRINGTON                    3/10/00
--------------------------      --------------------
Signature                       Date








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                      TERMS AND CONDITIONS OF EMPLOYMENT



       This Agreement is entered into between Craig Farrington (hereinafter "Employee") and Comps, Inc., 9888 Carroll Centre Road, Suite 100, San Diego, CA 92126 (hereinafter "Employer" or the "Company").

                       SECTION 1. EMPLOYEE'S EMPLOYMENT

1.1 Employment At Will. The Employer is an "at-will" employer, meaning that the Employee's employment with the Employer can be terminated by either the Employer or the Employee at any time with or without cause and with or without notice. This Agreement is not a contract, express or implied, relating to the Employee's employment with the Employer for any specific duration.

1.2 Prior Employment Contract. Employee hereby acknowledges that he/she has given the Employer a copy of any employment agreement to which he/she is currently a party, including any agreement that contains any non competition provision binding on the Employee. The Employee agrees that he or she is not subject to any restriction that would prohibit the Employee from working for the Employer.

                        SECTION 2. DUTIES OF EMPLOYEE

2.1    Duty of Confidentialty.

       (a)     Employee and Employer acknowledge the following:

               1. Employer actively transacts business throughout the continental United States and may transact business in other countries.

               2. Employer's products and services are highly specialized and Employer is engaged in a highly competitive business.

               3. During the Employee's employment with Employer, Employee will come into contact with the Employer's and Employer's affiliates' confidential methods of operation, trade secrets, business methods, and information of a proprietary nature, including, but not limited to, know-how, processes, techniques, data, computer software invention and design, customer lists, financial information, research and sales methods, research databases, selling and pricing information, business and marketing plans, potential acquisitions, and other information of a confidential nature about its operations and business (collectively, the "Confidential Information").

               4. Such Confidential Information is of great value to Employer and the disclosure of such Confidential Information would cause Employer irreparable injury.

       (b) Employee agrees to treat all Confidential Information in a secret and confidential manner and agrees not to reproduce or copy any of such Confidential Information without Employer's written consent. Employee agrees that he or she will not, without the prior written consent of Employer, directly or indirectly: (i) disclose or divulge any Confidential Information to any person, entity, firm, or company, unless compelled by governmental process; or (ii) use any Confidential Information in any manner other than to perform his or her employment for Employer. Employee agrees that, given the nature of the Employer's business and business plans there will never come a time when disclosure of the Confidential Information would not be seriously injurious to the Employer.

       (c) Employee agrees to provide such reasonable assistance as may be required by Employer to maintain the secrecy and confidentiality of the Confidential Information.



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       (d)     Employee agrees that, upon termination of Employee's employment for any reason, he or she will promptly deliver to his or her supervisor all Confidential Information and all copies thereof, and all other property of the Employer that are in his or her possession or control.

       (e) Employee acknowledges that in the event of a breach of this Section by Employee, Employer may suffer irreparable harm and will be entitled to injunctive relief as well as all other remedies available at law or in equity.

2.2 Duty of Non Solicitation. Employee agrees that for the duration of Employee's employment with the Employer, and for a period of one (1) year after Employee's employment with the Employer is terminated for any reason, whether voluntary or involuntary, he or she will not, without the prior written consent of Employer, directly or indirectly, (i) solicit, divert, take away, or interfere with any of Employer's customers, trade, business or patronage, or
(ii) raid, interfere with or otherwise disrupt the relationship between Employer and any of its employees, independent contractors or agents. Employee acknowledges that in the event of a breach of this Section by Employee, Employer may suffer irreparable harm and will be entitled to injunctive relief as well as other remedies available at law or in equity.

2.3 No Derogatory Statements. Employee agrees not to make and/or publish in any manner, any derogatory or adverse statements, written or verbal, regarding the Employer and/or its owners, directors, officers, employees, agents, affiliates, successors and/or assigns or any related holding, parent or subsidiary corporation, to anyone including, but not limited to Employer's (or its successors and/or assigns) directors, officers, employees, agents, vendors, existing clients or potential clients that Employee knows that Employer has targeted.

2.4    Duty of Non Competition.

       (a) Employee agrees that for the duration of Employee's employment with the Employer, he or she will not, without the prior written consent of Employer, directly or indirectly, compete with the Employer or engage in any similar form of business within the continental United States or any other country where the Employer is then conducting business.

       (b) Employee and Employer intend to restrict the activities of Employee only to the extent necessary to protect Employer's legitimate business interests. In particular, Employee acknowledges that the duty not to compete while employed must apply throughout the continental United States because Employer's business activities are truly national in scope.

       (c) Employee acknowledges that in the event of a breach of this Section by Employee, Employer may suffer irreparable harm and will be entitled to injunctive relief as well as all other remedies available at law or in equity.


                       SECTION 3. EMPLOYEE WORK PRODUCT

3.1 Disclosure of Work Product. Employee shall promptly and fully disclose to his or her supervisor any idea, invention, discovery, development, design, technique, improvement, plan, work of authorship, computer software, data information, enhancement, or other work product, whether tangible or intangible, developed by Employee, solely or jointly with others, during Employee's employment with the Company (1) made with the Company's equipment, supplies, facilities, trade secrets, or time; or (2) that relate, at the time of conception or reduction to practice to the Company's business, or the Company's actual or demonstrably anticipated research; or (3) result from any work performed by Employee for the Company (collectively the "Work Product").

3.2 Ownership of Work Product. All Work Product shall be conclusively deemed to be conceived, made, developed, reduced to practice, prepared, or otherwise created within the scope of Employee's employment and shall be the sole property of Employer. Employee hereby irrevocably assigns to Employer all right, title, and interest of whatever nature that Employee may have in the Work Product.




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3.3    Employee's Obligations.  Employee shall, at the expense and on behalf of Employer, do all acts and things requested by Employer for Employer to obtain, establish, preserve, and protect Employer's rights and interests in the Work Product, including, but not limited to, preparing and signing such applications, papers, instruments, and other documents as Employer may deem necessary for it, or its nominee, to obtain and maintain patents, copyrights, trade secrets, trademarks, and service markings within the United States or elsewhere or both. Employee's obligations under this Section of this Agreement shall be in effect at all times while Employee is employed by Employer and for three years after Employee's termination of employment with Employer.

3.4 Exception Under Labor Code Section 2870. This Agreement does not apply, however, to an invention which qualifies fully under the provisions of California Labor Code section 2870(a). That section provides:



               Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information except for those inventions that either: (1) Relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer; or (2) Result from any work performed by the employee for the employer.

                          SECTION 4. MISCELLANEOUS.


4.1 Modification of Agreement. This Agreement may be modified only upon the written consent of both Employee and Employer.

4.2 Entire Agreement. This Agreement constitutes the entire agreement between the parties. There are no agreements, understandings, restrictions, warranties, or representations between the parties relating to this subject matter other than those in this Agreement.

4.3 Separability. If, for any reason, a section or portion of this Agreement is held by a court to be invalid or unenforceable, it is agreed that the holding shall not affect the validity or enforceability of any other provision.

4.4 Governing Law. This Agreement shall be governed by the laws of California, without reference to conflicts of laws.

4.5 Survival. Employee agrees that the provisions contained in this Agreement shall survive any termination of Employee's employment with the Employer.

4.6 Assignment and Successors. Employee agrees that the terms of this Agreement shall inure to the benefit of and may be enforced by Employer and Employer's successors or assigns. Employee agrees that the terms of this Agreement shall be binding upon him or her and his or her executors, administrators, legatees, distributees, and other successors in interest.

4.7 Payment of Costs and Attorneys' Fees. A party who breaches the terms of this Agreement shall pay to the non-defaulting party all of the non-defaulting party's costs and expenses, including attorneys' fees, incurred in enforcing the terms of the Agreement.




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4.8     Opportunity for Review by Employee's Outside Counsel. Employee
acknowledges that he or she has read this Agreement in its entirety, and has had ample opportunity to have legal and financial counsel review the Agreement, explain its provisions, and provide appropriate advice.

4.9 Waiver of Breach. The waiver by either party of a breach of any provisions of this Agreement by the other shall not operate or be construed as a waiver of any subsequent breach. A delay or failure by either party to exercise a right under this Agreement, or a partial or single exercise of that right, shall not constitute a waiver of that or any other right.

4.10    Arbitration of Controversies.

        (a) When Arbitration is Required. In the event of any dispute, claim or controversy cognizable in a court of law between the Employer and the Employee concerning any aspect of the employment relationship, including disputes upon termination, the parties agree to submit such dispute to final and binding arbitration before a single arbitrator pursuant to the provisions of the American Arbitration Association's Employment Dispute Resolution Procedures. The parties acknowledge that this obligation to arbitrate disputes applies to claims for discrimination or harassment under the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act of 1990, Sections 1981 through 1988 of Title 42 of the United States Code, the California Fair Employment and Housing Act, as well as any other federal, state, or local law, ordinance, or regulation, or based on any public policy, contract, tort, or common law or any claim for costs, fees, or other expenses including attorney's fees. All claims and defenses which could be raised before a government administrative agency or court must be raised in arbitration and the arbitrator shall apply the law accordingly.

                Notwithstanding the foregoing, Employee and the Company recognize and acknowledge each party's right to request a provisional remedy under appropriate circumstances from a court of competent jurisdiction pursuant to California Code of Civil Procedure section 1281.8.

                Employee and the Company further agree that this duty to arbitrate extends not only to disputes between Employee and the Company, but also to disputes between Employee and the Company's officers, directors, employees and agents which arise out of Employee's employment with the Company or the termination of that employment.

        (b) Time for Demanding Arbitration. Any demand for arbitration shall be made in writing and served upon the other party to this Agreement. Such demand shall be served no later than the expiration of the applicable statute of limitation period for such dispute(s). For purposes of this paragraph, the date upon which the dispute arises shall be the date of the event, occurrence, or happening giving rise thereto. Absent express written agreement of the parties, this time period shall not be extended by virtue of informal attempts to resolve the dispute.

        (c) Remedies. The arbitrator shall have the power to award any types of legal or equitable relief that would be available in a court of competent jurisdiction or administrative tribunal, including punitive damages for causes of action when such damages are available under law.

        (d) Final and Binding Arbitration. The decision of the arbitrator shall be final and binding on the parties.

        (e) No Deletion, Addition or Modification. The arbitrator shall have no authority to add to, delete from, or modify in any way the provisions of this Agreement.

        (f) Costs of Arbitration. The costs of commencing the arbitration and the remainder of the arbitration fees will be paid by the Company.


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        (g)     Place of Arbitration. The arbitration hearing shall occur within the County in which the Employer's principal place of business is located, the County in which the conduct giving rise to the claim occurred, or as the arbitrator may otherwise order.

        (h) Time to Consider or Revoke Agreement. Employee acknowledges that Employee's acceptance of binding arbitration can be revoked any time within 7 days of his/her signing this Agreement, but such revocation must be submitted in writing and will result in his/her immediate termination and/or denial of consideration for employment. Employee further acknowledges that he/she has had at least 21 days to consider this Agreement and has decided to sign knowingly, voluntarily, and free from duress or coercion. Any revocation should be sent to Lauren Fitzgerald, Senior Director Human Resources, 7475 Wisconsin Avenue, Suite 600, Bethesda, MD 20814.

        (i) Waiver of Jury Trial. Employee and Employer agree that if for any reason the arbitration provisions of this Agreement are declared unenforceable, they waive any right they may have to a jury trial with respect to any dispute or claim between them relating to any of the terms and conditions of this Agreement, Employee's employment with or termination from employment with Employer, including, but not limited to, any of the claims enumerated in paragraph 5.10(a) of this Agreement, as well as claims arising or relating to any confidentiality agreement Employee may sign.

4.11 Counterparts. This Agreement, for the convenience of the parties, may be executed in any number of counterparts, all of which when taken together shall constitute one and the same Agreement.

        In witness whereof, each of the Employee and the Employer have signed this Agreement to be effective as of the last date noted below.








EMPLOYEE UNDERSTANDS THAT BY SIGNING THIS AGREEMENT, EMPLOYEE AGREES TO RESOLVE DISPUTES WITH THE COMPANY BY MEANS OF BINDING ARBITRATION AS SET FORTH IN PARAGRAPH 5.10, ABOVE.


Employee Name (Print): Craig Farrington         COMPS, INC.
                       ----------------

Signature: /s/ CRAIG FARRINGTON
           ----------------------------
Address:   7190 Celome Wy                       By: /s/ CARLA J. GARRETT
           ----------------------------             --------------------------
           SDCA 92129                           Name: CARLA J. GARRETT
           ----------------------------               ------------------------
Phone number: 858-484-7221                      Title: GENERAL COUNSEL
              -------------------------                -----------------------

Date:      3/10/00                              Date:     3/10/00
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